Exhibit (8)(p)(iv)


                         STRONG CAPITAL MANAGEMENT, INC.

                                  March 1, 2001

Ms. Jami Meister
Conseco Variable Insurance Company
11815 North Pennsylvania Street
Carmel, IN 46032

     Re: PARTICIPATION AGREEMENT AND FEE LETTER, DATED AS OF APRIL 30, 1997, AS AMENDED (THE "AGREEMENT")

Dear Ms. Meister:

We entered into the Agreement pursuant to which you provide administrative services to customers who are the beneficial owners of shares of various investment companies managed by Strong Capital Management, Inc., through variable annuity and life contracts. We would like to amend the Agreement as follows:

1.   NEW ACCOUNT.

     The first paragraph of the Agreement is deleted in its entirety and replaced with the following:

         "THIS AGREEMENT, is made as of April 30, 1997, by and among Conseco Variable Insurance Company ("Company"), on its own behalf and on behalf of Conseco Variable Annuity Account C, Conseco Variable Annuity Account E, Conseco Variable Annuity Account F, Conseco Variable Annuity Account G, Conseco Variable Annuity Account H, Conseco Variable Annuity Account I, and Conseco Variable Account L segregated asset accounts of the Company (collectively, "Account"), Strong Variable Insurance Funds, Inc. ("Strong Variable") on behalf of the Portfolios of Strong Variable listed on the attached Exhibit A as such Exhibit may be amended from time to time (the "Designated Portfolios"), Strong Opportunity Fund II, Inc. ("Opportunity Fund II"), Strong Capital Management, Inc. (the "Adviser"), the investment adviser and transfer agent for the Opportunity Fund II and Strong Variable, and Strong Investments, Inc. ("Distributors"), the distributor for Strong Variable and the Opportunity Fund II (each, a "Party" and collectively, the "Parties")."

2.   FUND REFERENCE.

     All references to "Strong Growth Fund II" shall be changed to "Strong Mid Cap Growth Fund II."

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Except as set forth above, the Agreement remains in full force and effect. If you agree with this letter amendment, please sign and date both copies and return one to me.

                                              Very truly yours,

                                              STRONG CAPITAL MANAGEMENT, INC.


                                              By: /s/ Constance Wick
                                                 -------------------------------

                                              Its: Vice President
                                                  ------------------------------


Accepted and agreed as of MARCH 1, 2001, by:
STRONG INVESTMENTS, INC. (formerly
Strong Funds Distributors, Inc.)

By: /s/ Constance Wick
   -----------------------------------------

Its: Assistant Secretary
    ----------------------------------------

STRONG VARIABLE INSURANCE FUNDS, INC.
on behalf of the Designated Portfolios

By: /s/ Susan A. Hollister
   -----------------------------------------

Its: Vice President
    -----------------------------------------

STRONG OPPORTUNITY FUND II, INC.

By: /s/ Susan A. Hollister
   -----------------------------------------

Its: Vice President
    ----------------------------------------

Accepted and agreed on MARCH 6, 2001, by:
CONSECO VARIABLE INSURANCE COMPANY

By: /s/ Lisa Nordhoff
   -----------------------------------------

Its:
    ----------------------------------------